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                                                                    EXHIBIT 99.6

              IN THE CIRCUIT COURT FOR MONTGOMERY COUNTY, MARYLAND
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                                                      )
MARRIOTT INTERNATIONAL, INC., a                       )
corporation organized under the laws of Delaware,     )
                                                      )
 10400 Fernwood Road                                  )
 Bethesda, MD 20817                                   )
                                                      )
             and                                      )
                                                      )
 MARRIOTT SENIOR LIVING SERVICES, INC., a             )
 Corporation organized under the laws of Delaware,    )
                                                      )
 10400 Fernwood Road                                  )
 Bethesda, MD 20817                                   )
                                                      )
                        Plaintiffs,                   )     Civil No.  238565V
                                                      )
       v.                                             )
                                                      )
 SENIOR HOUSING PROPERTIES TRUST, a Maryland          )
 real estate investment trust, and                    )
                                                      )
 400 Centre Street                                    )
 Newton, MA 02458                                     )
                                                      )
                                                      )
 FIVE STAR QUALITY CARE, INC., a corporation          )
 organized under the laws of  Maryland,               )
                                                      )
 400 Centre Street                                    )
 Newton, MA  02458                                    )
                                                      )
                        Defendants.                   )
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                           TEMPORARY RESTRAINING ORDER


            Upon consideration of the foregoing Motion for a Temporary Restraining Order, the accompanying Memorandum in Support, and the Verified Complaint, the Court having found that Plaintiffs Marriott International, Inc. and Marriott Senior Living Services, Inc. will suffer, through loss of good will, reputation damage, disruption of business, and employee upheaval, immediate, substantial, and irreparable harm not

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susceptible to monetary compensation if the Temporary Restraining Order is not issued, it is, this 27TH day of NOV., 2002, at 4:30 p.m., by the Circuit Court for Montgomery County, Maryland,

            ORDERED that Defendants Senior Housing Properties Trust and Five Star Quality Care, Inc. and their agents, servants and employees are enjoined and restrained from repudiating, terminating or purporting to terminate the Operating Agreements between the parties, or from evicting or attempting to evict Plaintiff Marriott Senior Living Services, Inc. from the Communities at issue; and it is further

            ORDERED that this Temporary Restraining Order, unless extended by further court order, shall expire on the 11TH day of DEC., 2002; and it is further

            ORDERED that a party or any person affected by this Order may apply for a modification or dissolution of this Order on two days' notice, or on such shorter notice as the Court may prescribe, to the party who obtained this Order; and it is further

            ORDERED that a hearing shall be held on the 11TH day of DEC., 2002 with respect to Plaintiffs' request for a preliminary injunction; and it is further

                                    /s/ Louise G. Scrivener
                                    -----------------------
                                    Judge
                                    Circuit Court for Montgomery County,
                                    Maryland